UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-70663	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 -Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On March 16, 2007, the Nasdaq Stock Market (“Nasdaq”) notified Majesco Entertainment Company (the “Company”) that for the last 10 consecutive days the market value of the Company’s listed common stock was below $35,000,000 and that, as such, the Company no longer satisfies the requirement for continued listing on the Nasdaq Capital Market set forth in Marketplace Rule 4310(c)(2)(B)(ii) (the “Rule”). The Rule requires the Company to have a minimum of $35 million market value of listed securities, which is the closing bid price per share of the Company’s listed common stock multiplied by the number of such shares outstanding.

Nasdaq, in accordance with Marketplace Rule 4310(c)(8)(C), has provided the Company with 30 calendar days, or until April 16, 2007, to regain compliance, and if unable to do so, the Company will receive a notice of delisting. If the Company cannot demonstrate compliance with the Rule by April 16, 2007, the Company plans to appeal the determination to a Listing Qualifications Panel and submit a plan of compliance at such time. The Company expects that any delisting would be stayed pending the outcome of such appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: March 22, 2007

/s/ Jesse Sutton

Jesse Sutton

Interim Chief Executive Officer